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                                                                     EXHIBIT 4.9



THIS WARRANT AND THE SHARES OF COMMON STOCK PURCHASABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OFFERED FOR SALE UNLESS REGISTERED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. THIS WARRANT AND THE SHARES OF VOTING COMMON STOCK PURCHASABLE HEREUNDER ARE SUBJECT TO AND HAVE THE BENEFIT OF (1) AN AMENDED AND RESTATED STOCKHOLDER AGREEMENT DATED AS OF THE DATE HEREOF, AMONG MCE COMPANIES, INC. AND THE STOCKHOLDERS LISTED ON THE SIGNATURE PAGES THEREOF, WHICH CONTAINS CERTAIN RESTRICTIONS ON TRANSFER, AND (2) A REGISTRATION RIGHTS AGREEMENT, DATED AS OF THE DATE HEREOF, AMONG MCE COMPANIES, INC. AND THE STOCKHOLDERS AND WARRANTHOLDERS LISTED ON THE SIGNATURE PAGES THEREOF, A COPY OF WHICH IS ON FILE WITH MCE COMPANIES, INC.


                                                           Dated:  July 28, 1999


                                     WARRANT

     To Purchase 4,726.80 Shares of Common Stock, without par value plus any
               Additional Exercise Amount (as hereinafter defined)
                             provided for herein of

                               MCE COMPANIES, INC.

            Expiring on the earlier of (i) July 28, 2009 or (ii) the date which is six years after the date on which the Company's 8% Promissory Notes due July 28, 2004 in the aggregate principal amount of $4,000,000 shall be paid in full


                  THIS IS TO CERTIFY THAT, for value received, ROCKY MOUNTAIN MEZZANINE FUND II, L.P., a Colorado limited partnership, or registered assigns ("Holder") is entitled to purchase from MCE COMPANIES, INC., a Michigan corporation (together with its successors, the "Company"), at any time or from time to time after 9:00 a.m., Cleveland, Ohio time, on and after the earlier of
(a) the date on which a Triggering Event (as hereinafter defined) shall occur or
(b) July 28, 2004, and prior to 5:00 p.m., Cleveland, Ohio time, and on the earlier of (i) July 28, 2009, (ii) the date which is six years after the date on which the Company's 8% Promissory Notes due July 28, 2004 in the aggregate principal amount of $4,000,000 shall be paid in full or (iii) the Business Day preceding the date of redemption of this Warrant, at the place where the Warrant Agency is located, at the Exercise Price, the number of shares of Common




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Stock, without par value per share (the "Common Stock") of the Company shown above, all subject to adjustment and upon the terms and conditions hereinafter provided, and is entitled also to exercise the other appurtenant rights, powers and privileges hereinafter described.

                  This Warrant is one of one or more warrants (the "Warrants") of the same form and having similar terms, entitling the holders initially to purchase up to an aggregate of 13,130 shares of Common Stock (the "Original Exercise Amount"), as the number of shares of Common Stock subject to the Warrants that are to be issued upon the exercise of the Warrants may be increased as provided in Section 5.5 of this Warrant (the "Additional Exercise Amount"). The Warrants have been issued pursuant to the Senior Subordinated Note and Warrant Purchase Agreement dated as of July 28, 1999 (as amended from time to time, the "Purchase Agreement") among the Company and the purchasers listed on the signature pages thereof, and the Holder is entitled to certain benefits and is subject to certain obligations as set forth therein and to certain benefits and certain obligations described in the Stockholder Agreement and the Registration Rights Agreement (as those terms are hereinafter defined). The Company shall keep copies of the Purchase Agreement, the Stockholder Agreement, and the Registration Rights Agreement, and any amendments thereto, at the Warrant Agency and shall furnish, without charge, copies thereof to the Holder upon request.

         Certain terms used in this Warrant are defined in Article VII.


                                    ARTICLE I

                              EXERCISE OF WARRANTS


                  1.1. Method of Exercise. To exercise this Warrant in whole or in part, the Holder shall deliver on any Business Day to the Company at the Warrant Agency, (a) this Warrant, (b) a written notice of such Holder's election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased (which shall be a minimum of 10 whole shares if for less than all the shares then issuable hereunder), the denominations of the share certificate or certificates desired and the name or names in which such certificates are to be registered, and (c) payment of the Exercise Price with respect to such shares. Such payment may be made, at the option of the Holder, either (a) by cash, certified or bank cashier's check or wire transfer in an amount equal to the product of (i) the Exercise Price times (ii) the number of Warrant Shares as to which this Warrant is being exercised or (b) at any time on or after the date of consummation of the initial public offering of the Common Stock by receiving from the Company the number of Warrant Shares equal to (i) the number of Warrant Shares as to which this Warrant is being exercised minus
(ii) the number of Warrant Shares having a value, based on (x) on the date of consummation of the initial public offering of the Common Stock, the public offering price thereof and (y) thereafter the Closing Price on the trading day immediately prior to the date of such exercise, equal to the product of (x)



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the Exercise Price times (y) the number of Warrant Shares as to which this Warrant is being exercised.

                  The Company shall, as promptly as practicable and in any event within seven days after receipt of such notice and payment, execute and deliver or cause to be executed and delivered, in accordance with such notice, a certificate or certificates representing the aggregate number of shares of Common Stock specified in said notice together with cash in lieu of any fractions of a share as provided in Section 1.3. The share certificate or certificates so delivered shall be in such denominations as may be specified in such notice, and shall be issued in the name of the Holder or such other name or names as shall be designated in such notice. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and such Holder or any other Person so designated to be named therein shall be deemed for all purposes to have become a holder of record of shares, as of the date the aforementioned notice and payment is received by the Company. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of such certificate or certificates, deliver to the Holder a new Warrant evidencing the rights to purchase the remaining shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of the Holder, appropriate notation may be made on this Warrant which shall then be returned to the Holder. The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, issuance and delivery of share certificates and new Warrants, except that, if share certificates or new Warrants shall be registered in a name or names other than the name of the Holder, funds sufficient to pay all transfer taxes payable as a result of such transfer shall be paid by the Holder at the time of delivery of the aforementioned notice of exercise or promptly upon receipt of a written request of the Company for payment.

                  1.2. Shares to be Fully Paid and Nonassessable. All shares of Common Stock issued upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable and, if such class of Common Stock is then listed on any national securities exchange (as defined in the Exchange Act) or quoted on NASDAQ, shall be duly listed or quoted thereon, as the case may be.

                  1.3. No Fractional Shares Required to be Issued. The Company shall not be required to issue fractions of shares of Common Stock upon exercise of this Warrant. If any fraction of a share would, but for this Section, be issuable upon final exercise of this Warrant, in lieu of such fractional share the Company may, at its option, pay to the Holder, in cash, an amount equal to the same fraction of the Fair Market Value of the Company per share of outstanding Common Stock on the Business Day immediately prior to the date of such exercise.

                  1.4. Share Legend. Each certificate for shares of Common Stock issued upon exercise of this Warrant, unless at the time of exercise such shares are registered under the Securities Act, shall bear the following legend:



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                  "This security has not been registered under the Securities
                  Act of 1933 and may not be sold or offered for sale unless registered under said Act and any applicable state securities laws or unless an exemption from such registration is available."

In addition, each such certificate shall bear the legend set forth in Section 6 of the Stockholder Agreement.

                  Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public offering pursuant to a registration statement under the Securities Act) shall also bear such legend unless, in the opinion of counsel selected by the holder of such certificate (who may be an employee of such holder) and reasonably acceptable to the Company, the securities represented thereby need no longer be subject to restrictions on resale under the Securities Act.

                  1.5. Reservation. The Company has duly reserved and will keep available for issuance upon exercise of the Warrants the total number of Warrant Shares deliverable from time to time upon exercise of all Warrants from time to time outstanding and the total number of shares of Common Stock deliverable upon conversion of such Warrant Shares to Common Stock.


                                   ARTICLE II

                     WARRANT AGENCY; TRANSFER, EXCHANGE AND
                             REPLACEMENT OF WARRANTS


                  2.1. Warrant Agency. As long as any of the Warrants remain outstanding, the Company shall perform the obligations of and be the warrant agency with respect to the Warrants (the "Warrant Agency") at its address set forth in the Credit Agreement or at such other address as the Company shall specify by notice to all Warrantholders.

                  2.2. Ownership of Warrant. The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by any person other than the Company) for all purposes and shall not be affected by any notice to the contrary, until due presentment of this Warrant for registration of transfer as provided in this Article II.

                  2.3. Registration of Warrants. The Company agrees to maintain at the Warrant Agency books for the registration of transfers of the Warrants, and any transfer of this Warrant and all rights hereunder pursuant to and in accordance with Section 2.7 below shall be registered, in whole or in part, on such books, upon surrender of this Warrant at the Warrant Agency, together with a written assignment of this Warrant duly



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executed by the Holder or its duly authorized agent or attorney, with (if the
Holder is a natural person) signatures guaranteed by a bank or trust company or a broker or dealer registered with the NASD, and funds sufficient to pay any transfer taxes payable upon such transfer. Upon surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in the instrument of assignment (which shall be whole numbers of shares only) and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be canceled.

                  2.4. Division or Combination of Warrants. This Warrant may be divided or combined with other Warrants held by the Holder upon presentment hereof and of any Warrant or Warrants with which this Warrant is to be combined at the Warrant Agency, together with a written notice specifying the names and denominations (which shall be whole numbers of shares only) in which the new Warrant or Warrants are to be issued, signed by the Holder hereof or its respective duly authorized agents or attorneys. Subject to compliance with Sections 2.3 and 2.7 as to any transfer or assignment which may be involved in the division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

                  2.5. Loss, Theft, Destruction of Warrant Certificates. Upon receipt of evidence satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security satisfactory to the Company (it being understood and agreed that if the holder of such Warrant is the Purchaser, then a written agreement of indemnity given by the Purchaser alone shall be satisfactory to the Company and no further security shall be required) or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of shares of Common Stock.

                  2.6. Expenses of Delivery of Warrants. The Company shall pay all expenses, taxes (other than transfer taxes) and other charges payable in connection with the preparation, issuance and delivery of Warrants hereunder.

                  2.7. Restrictions on Transfer.

                  (a) General Restriction. The Warrants shall be transferable only upon satisfaction of the conditions set forth in this Section 2.7 and any applicable provisions of the Stockholder Agreement.

                  (b) Transfer Notice; Opinion. Prior to any transfer of any Warrants, the transferor thereof shall deliver (i) if reasonably determined by the Company to be necessary with respect to such transfer, an opinion addressed to the Company of counsel nominated by the transferor and reasonably acceptable to the Company (which may be in-house counsel for a Purchaser), that such transfer may be effected without registration of such Warrants under the Securities Act, and (ii) the written agreement of the proposed



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transferee to be bound by all of the provisions of the Stockholder Agreement and the Registration Rights Agreement.


                                   ARTICLE III

                                 CERTAIN RIGHTS


                  3.1. Rights and Obligations under the Stockholder Agreement and the Registration Rights Agreement. This Warrant is entitled to the benefits and subject to the terms of each of the Stockholder Agreement dated as of July 23, 1996, among the Company and the Stockholders listed on the signature pages thereof, as amended, modified or supplemented from time to time, and the Registration Rights Agreement dated as of the date hereof, among the Company and the stockholders and/or warrantholders listed on the signature pages thereof, as amended, modified or supplemented from time to time (the "Stockholder Agreement," and the "Registration Rights Agreement," respectively).

                  3.2. Board Meetings. The Company will hold at least four regular meetings of the Board of Directors of the Company during each calendar year at such times and places (or via telephone conference) as shall be determined from time to time by the Board of Directors. The Company shall give to the Holder notice of all meetings and actions by written consent of the Board of Directors of the Company and each committee thereof, at the same time and in the same manner as notice of any meetings of such board or committees is required to be given to directors who do not waive such notice (or, if such action requires no notice, then 10 days written notice thereof describing the matters upon which action is to be taken). So long as the purchasers (or their respective successor or assigns) under the Senior Subordinated Note and Warrant Purchase Agreement, dated July 23, 1996, as amended, modified or supplemented from time to time, among the Company, National City Capital Corporation and Hanifen Imhoff Mezzanine Fund, L.P. (the "1996 Agreement") have the right to send two representatives selected by them to each such meeting, Holder shall have no additional rights to send representatives selected by it to such meetings. If, however, such rights are no longer in full force and effect under the 1996 Agreement, then the Holders of the Warrants shall have the right to send two representatives selected by them to each such meeting, who shall be permitted to attend, at the expense of the Company, such meeting and any adjournments thereof, provided that in no event shall the holders of the Securities be entitled to send more than two representatives in the aggregate (in addition to the number of Directors to which the Purchasers are entitled) pursuant to the terms of this Agreement, the Warrants or the Stockholder Agreement.

                  3.3 Financial Statements and Other Information. The Company will, and will cause its Subsidiaries to, deliver to any Holder:

                  (a) as soon as practicable and in any event within 30 days after the end of each fiscal quarter, a consolidated and consolidating balance sheet of the Company and



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its Subsidiaries as at the end of such fiscal quarter and the related statements of operations and cash flows for such fiscal quarter and for the portion of the fiscal year ended at the end of such fiscal quarter, setting forth in each case in comparative form the revenues and the other figures for the corresponding periods of the previous fiscal year, all in reasonable detail and certified by the chief financial officer of the Company as fairly presenting the financial condition and results of operations of the Company and as having been prepared in accordance with generally accepted accounting principles applied on a basis consistent with the audited financial statements of the Company, subject to changes resulting from audit and normal year-end adjustments;

                  (b) as soon as available and in any event within 90 days after the end of each fiscal year, a balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of operations, stockholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the revenues and the other figures for the previous fiscal year, certified by Ernst & Young LLP, or other independent public accountants of nationally recognized standing;

                  (c) promptly following the filing thereof with the Department of Consumer and Industry Services of the State of Michigan, a copy of each amendment to, or restatement of, the Articles of Incorporation of the Company, and promptly following the adoption thereof by the Company, a copy of each amendment to, or restatement of, the By-laws of the Company;

                  (d) as promptly as practicable following each meeting of the board of directors of the Company, a copy of the minutes of such meeting, and promptly following the execution by all of the directors on the board of directors of the Company, a copy of each unanimous written consent of directors in lieu of a meeting of the board of directors of the Company, in each case, including all exhibits and attachments, if any, to such minutes or unanimous written consents; and

                  (e) with reasonable promptness, such other information and data with respect to the Company or any of its Subsidiaries as from time to time may be reasonably requested by such Warrantholders holding the Required Interest.


                                   ARTICLE IV

                             ANTIDILUTION PROVISIONS


                  4.1. Adjustment Generally. The Exercise Price and the number of shares of Common Stock (or other securities or property) issuable upon exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events as provided in this Article IV; provided, that the Exercise Price and the number of shares of Common Stock issuable upon exercise of this Warrant shall not be adjusted pursuant to this Article IV with respect to the exercise of the Management Options.



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                  4.2. Common Stock Reorganization. If the Company shall
subdivide its outstanding shares of Common Stock (or any class thereof) into a greater number of shares or consolidate its outstanding shares of Common Stock (or any class thereof) into a smaller number of shares (any such event being called a "Common Stock Reorganization"), then (a) the Exercise Price shall be adjusted, effective immediately after the effective date of such Common Stock Reorganization, to a price determined by multiplying the Exercise Price in effect immediately prior to such effective date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such effective date before giving effect to such Common Stock Reorganization and the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such Common Stock Reorganization, and (b) the number of shares of Common Stock subject to purchase upon exercise of this Warrant shall be adjusted, effective at such time, to a number determined by multiplying the number of shares of Common Stock subject to purchase immediately before such Common Stock Reorganization by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding after giving effect to such Common Stock Reorganization and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such Common Stock Reorganization.

                  4.3. Common Stock Distribution. (a) If the Company shall issue, sell or otherwise distribute any shares of Common Stock, other than pursuant to a Common Stock Reorganization (which is governed by Section 4.2 hereof) (any such event, including any event described in paragraphs (b) and (c) below, being herein called a "Common Stock Distribution"), for a consideration per share less than the Exercise Price then in effect or less than the Fair Market Value of the Company per share of outstanding Common Stock on a Fully Diluted Basis on the date of such Common Stock Distribution (before giving effect to such Common Stock Distribution), then, effective upon such Common Stock Distribution, the Exercise Price shall be reduced, if such consideration per share shall be less then the Exercise Price then in effect but not less than such Fair Market Value per share, to the lower of the prices (calculated to the nearest one-thousandth of one cent) determined as provided in clauses (i) and
(ii) below or, if such consideration per share shall be less than such Fair Market Value per share, to the lowest of the prices (calculated to the nearest one-thousandth of one cent) determined as provided in clauses (i), (ii) and
(iii) below:

                  (i) if the Company shall receive any consideration for the Common Stock issued, sold or distributed in such Common Stock Distribution, the consideration per share of Common Stock received by the Company upon such issue, sale or distribution;

                  (ii) by dividing (A) an amount equal to the sum of (1) the number of shares of Common Stock outstanding immediately prior to such Common Stock Distribution multiplied by the then existing Exercise Price, plus (2) the consideration, if any, received by the Company upon such Common Stock Distribution by (B) the total number of shares of Common Stock outstanding immediately after such Common Stock Distribution; and



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                  (iii) by multiplying the Exercise Price in effect immediately prior to such Common Stock Distribution by a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding immediately prior to such Common Stock Distribution multiplied by such Fair Market Value per share on the date of such Common Stock Distribution, plus (B) the consideration, if any, received by the Company upon such Common Stock Distribution, and the denominator of which shall be the product of (1) the total number of shares of Common Stock outstanding immediately after such Common Stock Distribution multiplied by (2) such Fair Market Value per share on the date of such Common Stock Distribution.

                  If any Common Stock Distribution shall require an adjustment to the Exercise Price pursuant to the foregoing provisions of this paragraph
(a), including by operation of paragraph (b) or (c) below, then, effective at the time such adjustment is made, the number of shares of Common Stock subject to purchase upon exercise of this Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock subject to purchase immediately before such Common Stock Distribution by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after giving effect to such Common Stock Distribution and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately before giving effect to such Common Stock Distribution (both calculated on a Fully Diluted Basis) plus the number of shares of Common Stock which the aggregate consideration received by the Company with respect to such Common Stock Distribution would purchase at the Fair Market Value of the Company per share of outstanding Common Stock on a Fully Diluted Basis on the date of such Common Stock Distribution (before giving effect to such Common Stock Distribution). In computing adjustments under this paragraph, fractional interests in Common Stock shall be taken into account to the nearest one-thousandth of a share.

                  The provisions of this paragraph (a), including by operation of paragraph (b) or (c) below, shall not operate to increase the Exercise Price or reduce the number of shares of Common Stock subject to purchase upon exercise of this Warrant.

                  (b) If the Company shall issue, sell, distribute or otherwise grant in any manner (including by assumption) any rights to subscribe for or to purchase, or any warrants or options for the purchase of Common Stock or any stock or securities convertible into or exchangeable for Common Stock (such rights, warrants or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities"), whether or not such Options or the rights to convert or exchange any such Convertible Securities in respect of such Options are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities in respect of such Options (determined by dividing (i) the aggregate amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus, in the case of Options to acquire Convertible Securities, the minimum aggregate amount of additional consideration, if



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any, payable upon the issuance or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Exercise Price then in effect or less than the Fair Market Value of the Company per share of outstanding Common Stock on a Fully Diluted Basis on the date of granting such Options (before giving effect to such grant), then, for purposes of paragraph (a) above, the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued as of the date of granting of such Options and thereafter shall be deemed to be outstanding and the Company shall be deemed to have received as consideration of such price per share, determined as provided above, therefor. Except as otherwise provided in paragraph (d) below, no additional adjustment of the Exercise Price shall be made upon the actual exercise of such Options or upon conversion or exchange of such Convertible Securities.

                  (c) If the Company shall issue, sell or otherwise distribute (including by assumption) any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the aggregate amount received or receivable by the Company as consideration for the issuance, sale or distribution of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Exercise Price then in effect or less than the Fair Market Value of the Company per share of outstanding Common Stock on a Fully Diluted Basis on the date of such issuance, sale or distribution (before giving effect to such issuance, sale or distribution), then, for purposes of paragraph (a) above, the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the date of the issuance, sale or distribution of such Convertible Securities and thereafter shall be deemed to be outstanding and the Company shall be deemed to have received as consideration such price per share, determined as provided above, therefor. Except as otherwise provided in paragraph (d) below, no additional adjustment of the Exercise Price shall be made upon the actual conversion or exchange of such Convertible Securities.

                  (d) If (i) the purchase price provided for in any Option referred to in paragraph (b) above or the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in paragraph (b) or (c) above or the rate at which any Convertible Securities referred to in paragraph (b) or (c) above are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution upon an event which results in a related adjustment pursuant to this Article IV), or (ii) any of such Options or Convertible Securities shall have terminated, lapsed or expired, the Exercise Price then in effect shall forthwith be readjusted to the Exercise Price which would then be in effect,



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and the number of shares of Common Stock then subject to purchase upon exercise of the Warrant shall be readjusted to the number of shares of Common Stock which would then be subject to purchase upon exercise of this Warrant (in each case effective only with respect to any exercise of this Warrant after such readjustment), had the adjustment made upon the issuance, sale, distribution or grant of such Options or Convertible Securities been made based upon such changed purchase price, additional consideration or conversion rate, as the case may be (in the case of any event referred to in clause (i) of this paragraph
(d)) or had such adjustment not been made (in the case of any event referred to in clause (ii) of this paragraph (d)).

                  (e) If the Company shall pay a dividend or make any other distribution upon any capital stock of the Company payable in Common Stock, Options or Convertible Securities, then, for purposes of paragraph (a) above, such Common Stock, Options or Convertible Securities shall be deemed to have been issued or sold without consideration.

                  (f) If any shares of Common Stock, Options or Convertible Securities shall be issued, sold or distributed for cash, the consideration received therefor shall be deemed to be the gross amount received by the Company therefor. If any shares of Common Stock, Options or Convertible Securities shall be issued sold or distributed for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the Fair Market Value of such consideration, after deduction of any expenses incurred in connection therewith. If any shares of Common Stock, Options or Convertible Securities shall be issued in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the Fair Market Value of such portion of the assets and business of the non-surviving corporation as shall be attributable to such Common Stock, Options or Convertible Securities, as the case may be. If any Options shall be issued in connection with the issuance and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration.

                  4.4. Special Dividends. If the Company shall issue or distribute to any holder or holders of shares of Common Stock evidences of indebtedness, any other securities of the Company or any cash, property or other assets (excluding a Common Stock Reorganization or a Common Stock Distribution), whether or not accompanied by a purchase, redemption or other acquisition of shares of Common Stock (any such nonexcluded event being herein called a "Special Dividend"), (a) the Exercise Price shall be decreased, effective immediately after the effective date of such Special Dividend, to a price determined by multiplying the Exercise Price then in effect by a fraction, the numerator of which shall be the Fair Market Value of the Company per share of outstanding Common Stock as of such effective date less any cash and the then Fair Market Value of any evidences of indebtedness, securities or property or other assets issued or distributed in such Special Dividend with respect to one share of Common Stock, and the denominator of which shall be such Fair Market Value per share and (b) the number of shares of Common Stock subject to purchase upon exercise of this Warrant shall be increased to a number determined by multiplying the number of shares of

Common Stock subject to purchase immediately before such Special Dividend by a fraction, the numerator of which shall be the Exercise Price in effect immediately before such Special Dividend and the denominator of which shall be the Exercise Price in effect immediately after such Special Dividend. A reclassification of Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Company to the holders of such Common Stock of such shares of such other class of stock and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as part of such reclassification, a Common Stock Reorganization.

                  4.5. Capital Reorganizations. If there shall be any consolidation or merger to which the Company is a party, other than a consolidation or a merger of which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than a Common Stock Reorganization) in, outstanding shares of Common Stock, or any sale or conveyance of the property of the Company as an entirety or substantially as an entirety, or any recapitalization of the Company (any such event being called a "Capital Reorganization"), then, effective upon the effective date of such Capital Reorganization, the Holder shall no longer have the right to purchase Common Stock, but shall have instead the right to purchase, upon exercise of this Warrant, the kind and amount of shares of stock and other securities and property (including cash) which the Holder would have owned or have been entitled to receive pursuant to such Capital Reorganization if this Warrant had been exercised immediately prior to the effective date of such Capital Reorganization. As a condition to effecting any Capital Reorganization, the Company or the successor or surviving corporation, as the case may be, shall execute and deliver to each Warrantholder and to the Warrant Agency an agreement as to the Warrantholders' rights in accordance with this Section 4.5, providing, to the extent of any right to purchase equity securities hereunder, for subsequent adjustments as nearly equivalent as may be practicable to the adjustments provided for in this Article IV. The provisions of this Section 4.5 shall similarly apply to successive Capital Reorganizations.

                  4.6. Adjustment Rules. Any adjustments pursuant to this
Article IV shall be made successively whenever an event referred to herein shall occur, except that, notwithstanding any other provision of this Article IV, no adjustment shall be made to the number of shares of Common Stock to be delivered to each Holder (or to the Exercise Price) if such adjustment represents less than one percent (1%) of the number of shares previously required to be so delivered, but any lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to one percent (1%) or more of the number of shares to be so delivered. No adjustment shall be made pursuant to this Article IV in respect of the issuance from time to time of shares of Common Stock upon the exercise of any of the Warrants. If the Company shall take a record of the holders of its Common Stock for any purpose referred to in this
Article IV, then (i) such record date shall be deemed to be the date of the issuance, sale, distribution or grant in question and (ii) if the Company shall legally abandon such action prior to effecting such action, no adjustment shall be made pursuant to this Article IV in respect of such action.

                  4.7. Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Article IV, the Company shall take any action which may be necessary, including obtaining regulatory approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock which the holders of Warrants are entitled to receive upon exercise thereof.

                  4.8. Notice of Adjustment. Not less than 10 nor more than 30 days prior to the record date or effective date, as the case may be, of any action which requires or might require an adjustment or readjustment pursuant to this Article IV, the Company shall give notice to each Warrantholder of such event, describing such event in reasonable detail and specifying the record date or effective date, as the case may be, and, if determinable, the required adjustment and the computation thereof. If the required adjustment is not determinable at the time of such notice, the Company shall give notice to each Warrantholder of such adjustment and computation promptly after such adjustment becomes determinable.


                                    ARTICLE V

                PURCHASE OF WARRANTS; INCREASE OF WARRANT SHARES


                  5.1. Purchase of Warrants by the Company. The Company shall have the obligation to purchase or otherwise acquire Warrants at such times, in such manner and for such consideration as set forth below.

                  5.2. Put Rights.  The Holder shall:

                  (a) at any time and from time to time on or after the date on which a Triggering Event shall occur, have the right (the "Put Right") to sell back to the Company its Warrant Shares at the greater of (i) the Fair Market Value of all such Warrant Shares or (ii) the cash amount determined by application of the following formula:

                  [(EBITDA times 5) - Term Debt - Minimum Revolving Debt - Preferred Stock + Cash] times Applicable Percentage

                  (b) Within thirty (30) days of the Company's receipt of notification from the Holder that it wishes to exercise its Put Right (the "Put Notification"), the Company shall repurchase such number of Warrant Shares then held by the Holder as shall be specified in the Put Notification (the "Repurchase Date"). The repurchase price for each Share (the "Repurchase Price") shall be paid in cash on the Repurchase Date or, at the option of the Holder, in the form of an unsecured promissory note in form reasonably satisfactory to the Holder maturing in one year and bearing interest at the rate of eight percent (8%) per annum].

                  (c) Surrender the certificate(s) representing Warrant Shares being repurchased to the Company and thereupon the Repurchase Price for such Warrant Shares shall be paid to the order of the person whose name appears on such certificate(s) and each surrendered certificate shall be canceled and retired.

                  5.3. Termination of Put Rights; Limitation. Notwithstanding anything herein to the contrary, (a) the Put Rights shall terminate upon the closing of a Qualified IPO, and (b) the Holder shall have the right to exercise no more than three (3) Put Rights.

                  5.4. Cancellation of Warrants. All Warrants purchased, redeemed or otherwise acquired by the Company shall thereupon be canceled and retired. The Warrant Agency shall cancel any Warrant surrendered for exercise or registration of transfer or exchange and deliver such canceled Warrants to the Company.

                  5.5 Increase of Warrant Shares. If the Company has not redeemed or repurchased all of the Holder Warrant Shares on or prior to July 28, 2004, then on July 29, 2004 and on each July 28, October 28, January 28, and April 28, thereafter (each a "Warrant Share Increase Date"), on which any of the Holder Warrant Shares have not been redeemed or repurchased by the Company, then the number of shares of Common Stock that are subject to this Warrant shall automatically, and without any act of the Company or its Board of Directors, increase by an amount equal to the product of:

                  (a) the number of shares of outstanding Common Stock of the Company on a Fully Diluted Basis as of July 28, 2004; and

                  (b) .32% (provided that, in the event that this Warrant is transferred or assigned, the percentage set forth in this subsection (b) shall be adjusted on a pro rata basis among the Warrants issued as a result of such transfer or assignment so that the aggregate sum of such percentages set forth in all of the Warrants resulting from the transfer or assignment of this Warrant shall equal .32%) multiplied by a fraction, the numerator of which shall be the number of Holder Warrant Shares that have not been redeemed (excluding those shares attributable to the Additional Exercise Amount) and the denominator of which shall be the initial number of Holder Warrant Shares (i.e., 4,726.80, assuming no adjustments pursuant to Article IV hereof).


                                   ARTICLE VI

                           REDUCTION OF WARRANT SHARES

                  6.1 Reduction of Original Exercise Amount in First Year. If during the period commencing on the date hereof and terminating on the first anniversary of the date hereof, (a) the Company closes a Qualified IPO covering the offer and sale of shares of Common Stock in the United States, and (b) based on the offering price per share of such Qualified IPO, the value of all outstanding and issued Common Stock of the Company has a value of not less than $100,000,000, then, in the case of (a) and (b), the Original Exercise Amount shall be reduced to 5,092 shares of Common Stock, and each

Warrant shall be reduced proportionately. Accordingly, in such event, this Warrant may be exercisable into 1,833.12 shares of Common Stock plus any Additional Exercise Amount, subject to adjustment as provided herein.

                  6.2 Reduction of Original Exercise Amount in Second Year. If during the period commencing on the first anniversary of the date hereof and terminating on the second anniversary of the date hereof, (a) the Company closes a Qualified IPO covering the offer and sale of shares of Common Stock in the United States, and (b) based on the offering price per share of such Qualified IPO, the value of all outstanding and issued Common Stock of the Company has a value of not less than $100,000,000, then, in the case of (a) and (b), the Original Exercise Amount shall be reduced to 9,049 shares of Common Stock, and each Warrant shall be reduced proportionately. Accordingly, in such event, this Warrant may be exercisable into 3,257.64 shares of Common Stock plus any Additional Exercise Amount, subject to adjustment as provided herein.


                                   ARTICLE VII

                                   DEFINITIONS

                  The following terms, as used in this Warrant, have the following meanings:

                  "Additional Exercise Amount" has the meaning set forth in the second paragraph of this Warrant.

                  "Applicable Percentage" means the percentage equity ownership of the Holder in the Company represented by the Warrant Shares being put to the Company, assuming exercise of the Warrants into Common Shares.

                  "Business Day" means any day excluding Saturday, Sunday and any day on which banking institutions located in New York are authorized by law or other governmental action to be closed, unless there shall have been an offering of Common Stock registered under the Securities Act, in which case "Business Day" means (a) if Common Stock is listed or admitted to trading on a national securities exchange, a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for business or (b) if Common Stock is not so listed or admitted to trading, a day on which the New York Stock Exchange is open for business.

                  "Capital Reorganization" has the meaning set forth in Section 4.5.

                  "Cash" shall mean cash or cash equivalents then on the balance sheet of the Company.

                  "Common Stock" has the meaning set forth in the first paragraph of this Warrant, subject to change pursuant to Article IV.

                  "Company" has the meaning set forth in the first paragraph of this Warrant.

                  "Closing Price" on any day means (a) if Common Stock is listed or admitted for trading on a national securities exchange, the reported last sales price regular way or, if no such reported sale occurs on such day, the average of the closing bid and asked prices regular way on such day, in each case on the principal national securities exchange on which Common Stock is listed or admitted to trading, or (b) if Common Stock is not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices in the over-the-counter market on such day as reported by NASDAQ or any comparable system or, if not so reported, as reported by any New York Stock Exchange member firm selected by the Company for such purpose.

                  "Common Stock Distribution" has the meaning set forth in
Section 4.3(a).

                  "Common Stock Reorganization" has the meaning set forth in
Section 4.2.

                  "Company" means Microwave Components Enterprises, Inc., a Michigan corporation, together with its successors.

                  "Convertible Securities" has the meaning set forth in Section 4.3(b).

                  "Determination Notice" has the meaning set forth in Section
5.2.

                  "EBITDA" shall mean annual consolidated earnings of the Company and all of its Subsidiaries before income tax, depreciation and amortization, and before extraordinary, non-recurring and non-operating income and expense, computed in accordance with GAAP at the end of the Company's most recent four full fiscal quarters immediately preceding the Repurchase Date. For purposes of determining EBITDA, the Company agrees, at the request of the Holders, to have the Company's financial statements audited at the expense of the Company by an independent public accounting firm acceptable to the Holders.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any successor Federal statute, and the rules and regulations of the Securities and Exchange Commission (or its successor) thereunder, all as the same shall be in effect at the time.

                  "Exercise Price" means $.01 per share of the Common Stock, subject to adjustment pursuant to Article IV.

                  "Fair Market Value" as at any date of determination means the fair market value of the business or property or services in question as of such date, as determined in good faith by the Board of Directors of the Company. If the Holders disagree with such determination, the Holders shall select a pool of three independent investment banking firms which are nationally or regionally recognized and which are not affiliated with the Holder, from which the Company shall select one such firm to appraise such fair market value. The determination of such investment banking firm shall be binding. All expenses of such investment banking firm shall be borne by the Company. The Fair Market Value of the Company as at any date of determination shall be the greatest of (i) the Fair Market Value at such date of the Company and its Subsidiaries as a going concern, (ii) the liquidation value at such date of the Company and its Subsidiaries and (iii) the consolidated net worth of the Company and its Subsidiaries as shown on its latest available consolidated balance sheet of the Company. Notwithstanding the foregoing, if, at any date of determination of the Fair Market Value of the Company, the Common Stock shall then be publicly traded, the Fair Market Value of the Company on such date shall be the greater of (a) the amount determined in accordance with the immediately preceding sentence and (b) the Market Price on such date multiplied by the number of shares of Common Stock then outstanding. Determination of the Fair Market Value of the Company per share of Common Stock, shall be on a Fully Diluted Basis made without giving effect to any discount for (i) minority interest, or (ii) any lack of liquidity of the Common Stock due to the fact that there may be no public market for the Common Stock; provided, however, that in the event the Common Stock shall not then be publicly traded, the Fair Market Value shall reflect the appropriate multiple for comparable privately held companies.

                  "Fully Diluted Basis" means, with respect to any determination or calculation, that such determination or calculation is performed on a fully diluted basis (assuming the issuance of all shares issuable under any then outstanding options, warrants or convertible securities of any kind) determined in accordance with generally accepted accounting principles as in effect from time to time.

                  "GAAP" means generally accepted accounting principles, as in effect on the date hereof.

                  "Holder" has the meaning set forth in the first paragraph of this Warrant.

                  "Holder Warrant Shares" means the Warrant Shares issued or to be issued pursuant to this Warrant.

                  "Management Options" means the options granted to certain key employees of the Company or any of its Subsidiaries for the purchase of not more than five percent (5%) of the Common Stock on a Fully Diluted Basis.

                  "Mandatory Redemption Right" has the meaning set forth in
Section 5.2.

                  "Market Price" as at any date of determination means the average of the daily Closing Prices of a share of Common Stock for the shorter of (i) the 20 consecutive Business Days ending on the most recent Business Day prior to the Time of Determination and (ii) the period commencing on the date next succeeding the first public announcement of the issuance, sale, distribution, grant or exercise in question through such most recent Business Day prior to the Time of Determination. "Time of Determination" means the time and date of the earliest of (x) the determination of the stockholders entitled to receive such issuance, sale, distribution or grant, (y) the determination of the Holders or the Company to exercise their respective rights set forth in Sections 5.2 or 5.3 hereof and (z) the commencement of "ex-dividend" trading in respect thereof.

                  "Minimum Revolving Debt" means, with respect to any revolving debt of the Company and its Subsidiaries on a consolidated basis for purposes of GAAP, an amount equal to the sum of the lowest principal amount of outstanding revolving debt of each of the Company and its Subsidiaries during the twelve-month period immediately preceding the date in question.

                  "NASD" means The National Association of Securities Dealers, Inc.

                  "NASDAQ" means the Nasdaq Stock Market.

                  "Options" has the meaning set forth in Section 4.3(b).

                  "Original Exercise Amount" has the meaning set forth in the second paragraph of this Warrant.

                  "Person" means any natural person, corporation, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any government agency or political subdivision thereof.

                  "Preferred Stock" means, with respect to the issued and outstanding Series A Preferred Stock of the Company, the book value thereof as set forth on the most recent audited financial statements of the Company and its Subsidiaries delivered to the Holder in accordance with Section 8.01(b) of the Purchase Agreement.

                  "Purchase Agreement" has the meaning set forth in the second paragraph of this Warrant.

                  "Put Notification" has the meaning set forth in Section 5.2 hereof.

                  "Put Right" has the meaning set forth in Section 5.2 hereof.

                  "Qualified IPO" means any sale of shares of Common Stock by and for the account of the Company pursuant to an underwritten initial public offering registered under the Securities Act resulting on the date of closing in net proceeds to the Company and selling holders of Common Stock of an amount not less than $20,000,000, which offering is managed by an independent investment banking firm that (i) is nationally or regionally recognized, and (ii) has a net worth, determined in accordance with GAAP, of at least $25,000,000.

                  "Registration Rights Agreement" has the meaning set forth in
Section 3.1 hereto.

                  "Repurchase Date" has the meaning set forth in Section 5.2 hereof.

                  "Repurchase Price" has the meaning set forth in Section 5.2 hereof.

                  "Securities Act" means the Securities Act of 1933, as amended, and rules and regulations of the Securities and Exchange Commission thereunder.

                  "Special Dividend" has the meaning set forth in Section 4.4.

                  "Stockholder Agreement" has the meaning set forth in Section 3.1.

                  "Subsidiary" of any Person means any corporation, partnership, joint venture, association or other business entity of which more than fifty percent (50%) of the total voting power of shares of stock or other interests therein entitled to vote in the election of members of the board of directors, partnership committee, board of managers or trustees or other managerial body thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof. Unless otherwise specified, "Subsidiary" means a Subsidiary of the Company and "Subsidiaries" means all Subsidiaries of the Company.

                  "Term Debt" means the aggregate principal amount of any senior and subordinated term debt of the Company and its Subsidiaries on a consolidated basis for purposes of GAAP that is outstanding at the time in question.

                  "Triggering Event" means (i) an underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of shares of Common Stock, (ii) a merger or consolidation into or with any other entity which results in the exchange of outstanding shares of the Company for securities or other consideration issued or paid or caused to be issued or paid by any such entity or affiliate thereof,
(iii) a sale, transfer or other disposition of all or substantially all of the assets of the Company, (iv) a Qualified IPO or (v) the occurrence of an Event of Default (as defined in the Purchase Agreement).

                  "Warrant Agency" has the meaning set forth in Section 2.1.

                  "Warrant Shares" means the shares of Common Stock that are issued or to be issued upon the exercise of the Warrants, consisting of the shares of Common Stock that constitute the Original Exercise Amount and the Additional Exercise Amount.

                  "Warrantholder" means a holder of a Warrant.

                  "Warrants" has the meaning set forth in the second paragraph of this Warrant.

                  All references herein to "days" shall mean calendar days unless otherwise specified.

                                  ARTICLE VIII

                                  MISCELLANEOUS


                  8.1. Notices. Notices and other communications provided for herein shall be in writing and may be given by mail, overnight courier, confirmed telex or facsimile transmission and shall, unless otherwise expressly required, be deemed given when received or, if mailed, four Business Days after being deposited in the United States mail (via first class) with postage prepaid, certified mail, return receipt requested and properly addressed. In the case of the Holder, such notices and communications shall be addressed to its address as shown on the books maintained by the Warrant Agency, unless the Holder shall notify the Warrant Agency that notices and communications should be sent to a different address (or telex or facsimile number), in which case such notices and communications shall be sent to the address (or telex or facsimile number) specified by the Holder.

                  8.2. Waivers; Amendments. No failure or delay of the Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Holder are cumulative and not exclusive of any rights or remedies which it would otherwise have. The provisions of this Warrant may be amended, modified or waived with (and only with) the written consent of the Company and the holders of Warrants entitling such holders to purchase a majority of the Common Stock subject to purchase upon exercise of such Warrants at the time outstanding (exclusive of Warrants then owned by the Company or any Subsidiary (as defined in the Purchase Agreement) or Affiliate (as defined in the Purchase Agreement) thereof); provided, however, that no such amendment, modification or waiver shall, without the written consent of the holders of all Warrants at the time outstanding, (a) change the number of shares of Common Stock subject to purchase upon exercise of this Warrant, the Exercise Price or provisions for payment thereof or (b) amend, modify or waive the provisions of this Section 8.2 or Article III, IV or V or
Section 1.5. The provisions of the Purchase Agreement may be amended, modified or waived only in accordance with the respective provisions thereof.

                  Any such amendment, modification or waiver effected pursuant to and in accordance with the provisions of this Section or the applicable provisions of the Purchase Agreement shall be binding upon the holders of all Warrants and Warrant Shares, upon each future holder thereof and upon the Company. In the event of any such amendment, modification or waiver the Company shall give prompt notice thereof to all holders of Warrants and Warrant Shares and, if appropriate, notation thereof shall be made on all Warrants thereafter surrendered for registration of transfer or exchange.

                  No notice or demand on the Company in any case shall entitle the Company to any other or future notice or demand in similar or other circumstances.

                  8.3. GOVERNING LAW. THIS WARRANT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF MICHIGAN (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW).

                  8.4. Transfer; Covenants to Bind Successor and Assigns. All covenants, stipulations, promises and agreements in this Warrant contained by or on behalf of the Company or the Holder shall bind its successors and assigns, whether so expressed or not. This Warrant shall be transferable and assignable by the Holder hereof in whole or from time to time in part to any other Person and the provisions of this Warrant shall be binding upon and inure to the benefit of the Holder hereof and its successors and assigns.

                  8.5. Severability. In case any one or more of the provisions contained in this Warrant shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable prov0isions.

                  8.6. Section Headings. The section headings used herein are for convenience of reference only, are not part of this Warrant and are not to affect the construction of or be taken into consideration in interpreting this Warrant.

                  8.7. Tax Basis. The Company and the Holder agree pursuant to Proposed Treasury Regulation Section 1.1273-2 that, for Federal income tax purposes, the aggregate issue price of the Notes (as defined in the Purchase Agreement) and the aggregate purchase price for the Warrants are those set forth in Section 2.04 of the Purchase Agreement. Neither the Company nor the Holder hereof shall voluntarily take any action inconsistent with the agreement set forth in this Section 8.7.


                  IN WITNESS WHEREOF, the Company has caused this Warrant to be executed in its corporate name by one of its officers thereunto duly authorized, and its corporate seal to be hereunto affixed, attested by its Secretary or an Assistant Secretary, all as of the day and year first above written.


                                  MCE COMPANIES, INC.


                                  By:   /s/ John L. Smucker
                                        -------------------------------
                                        Name: John L. Smucker
                                        Title: President



Attest:

/s/ J. Michael Bernard
-----------------------
Name:  J. Michael Bernard
Title: Assistant Secretary

                           FIRST AMENDMENT TO WARRANT

                  THIS FIRST AMENDMENT TO WARRANT, dated as of October 13, 2000, is entered into by MCE COMPANIES, INC., a Michigan corporation (the "Company"), in favor of ROCKY MOUNTAIN MEZZANINE FUND II, L.P. (the "Holder").

                                WITNESSETH THAT:


                  WHEREAS, the Company issued to the Holder a Warrant, dated July 28, 1999, to purchase 4,726.80 shares of common stock, without par value (the "Common Stock"), of the Company (the "Warrant"); and

                  WHEREAS, the Company and the Holder desire to amend the Warrant as set forth herein;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

                  1.       Effect of Amendment; Definitions.

                  Effective upon the closing of the transactions contemplated by that certain Equity Underwriting Agreement to be entered into by the Company, certain warrantholders and the several underwriters named therein, the Warrant shall be and hereby is amended as provided in Section 2 hereof. Except as expressly amended in Section 2 hereof, the Warrant shall continue in full force and effect in accordance with its respective provisions on the date hereof. As used in the Warrant, the terms "this Warrant", "herein", "hereinafter", "hereto", "hereof", and words of similar import shall, unless the context otherwise requires, mean the Warrant as amended and modified by this Amendment.

                  2.       Amendments.

                  (A) As a result of the consummation of a 99-for-1 stock dividend on the outstanding Common Stock and after giving effect to Section 6.2 of the Warrant prior to the date hereof, the first page of the Warrant shall be amended by deleting the number "4,726.80" and substituting in lieu thereof "325,764".

                  (B) The Warrant shall be amended by deleting Sections 5.1, 5.2, 5.3, 5.4 and 5.5 and Sections 6.1 and 6.2.

                  3.       Miscellaneous.

                  (A) This Amendment shall be construed in accordance with and governed by the laws of the State of Michigan, without reference to principles of conflict of laws.

                  (B) The acceptance, acknowledgment and agreement by the Holder of this Amendment shall not constitute, or be deemed to be or construed as, a waiver of any right, power or remedy of the Holder, or a waiver of any provision of the Warrant.

                  (C) This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument. The Company agrees to pay on demand all costs and expenses of the Holder, including reasonable attorneys' fees and expenses, in connection with the preparation, execution and delivery of this Amendment.

                  IN WITNESS WHEREOF, the Company has caused this Amendment to be executed in its corporate name by one of its officers thereunto duly authorized, and its corporate seal to be hereunto affixed, attested by its Secretary or an Assistant Secretary, all as of the day and year first above written.


                                                     MCE COMPANIES, INC.


                                                     By: /s/ John L. Smucker
                                                         --------------------
                                                     Name:   John L. Smucker
                                                     Title:  President



Attest:

/s/ Jon E. Carlson
--------------------------
Name:  Jon E. Carlson
Title: CFO

         The foregoing Amendment to Warrant is hereby acknowledged, accepted and agreed to by the undersigned as of the 13th day of October, 2000.

                                            ROCKY MOUNTAIN MEZZANINE FUND II,
                                               L.P.
                                            By: Rocky Mountain Capital Partners
                                                LLP, its General Partner



                                                 By: /s/ Stephen N. Sangalis
                                                     ---------------------------
                                                 Title:  General Partner

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